Exhibit 4.2

EXECUTION VERSION

GXO LOGISTICS CAPITAL B.V.,

as the Company,

GXO LOGISTICS, INC.,
as the Guarantor

and

COMPUTERSHARE TRUST COMPANY, N.A. ,
as Trustee

€500,000,000 3.750% Notes due 2030

First Supplemental Indenture

Dated as of November 24, 2025

to

Indenture dated as of November 24, 2025

i

FIRST SUPPLEMENTAL INDENTURE, dated as of November 24, 2025 (“First Supplemental Indenture”), to the Indenture dated as of November 24, 2025 (as amended, modified or supplemented from time to time in accordance therewith, other than with respect to a particular Series of debt securities that are not the Notes, the “Base Indenture” and, as amended, modified and supplemented by this First Supplemental Indenture, the “Indenture”), by and among GXO LOGISTICS CAPITAL B.V. (the “Company”), GXO LOGISTICS, INC. (the “Guarantor”) and COMPUTERSHARE TRUST COMPANY, N.A., as trustee (the “Trustee”).

Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Notes:

WHEREAS, the Company has duly authorized the execution and delivery of the Base Indenture to provide for the issuance from time to time of debt securities to be issued in one or more Series as provided in the Base Indenture;

WHEREAS, the Company and the Guarantor have duly authorized the execution and delivery, and desire and have requested the Trustee to join them in the execution and delivery, of this First Supplemental Indenture in order to establish and provide for the issuance by the Company of a Series of Securities designated as its 3.750% Notes due 2030 (ISIN: XS3238162716; CUSIP Number 36273U AA5; Common Code 323816271) (the “Notes”), on the terms set forth herein;

WHEREAS, the Guarantor desires to guarantee the Notes issued hereunder on the terms set forth in Article 12 of the Base Indenture;

WHEREAS, Section 2.01 of the Base Indenture provides that a supplemental indenture may be entered into by the parties for such purpose without the consent of any Holders; and

WHEREAS, all things necessary to make this First Supplemental Indenture a valid and binding agreement of the parties, in accordance with its terms, and a valid amendment of, and supplement to, the Base Indenture with respect to the Notes have been done.

NOW, THEREFORE:

ARTICLE I
Definitions and Other Provisions of General Application

Section 1.01          Definitions. Capitalized terms used herein and not otherwise defined herein have the meanings assigned to them in the Base Indenture. The words “herein,” “hereof” and “hereby” and other words of similar import used in this First Supplemental Indenture refer to this First Supplemental Indenture as a whole and not to any particular section hereof.

As used herein, the following terms have the specified meanings:

“Additional Notes” has the meaning specified in Section 3.04 of this First Supplemental Indenture.

“Base Indenture” has the meaning specified in the recitals of this First Supplemental Indenture.

“Business Day” means any calendar day that is not a Saturday or a Sunday or a day on which banking institutions in the City of New York or City of London and on which the Trans-European Automated Real-Time Gross Settlement Express Transfer System (known as the T2 system) or any successor thereto or replacement thereof (or any other place of payment with respect to the Notes) are authorized or required by law, regulation or executive order to close.

“Change of Control” means the occurrence of any of the following: (1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the Guarantor’s assets and the assets of its Subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than the Guarantor or one or more of its Subsidiaries; or (2) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as defined above), including any group defined as a person for the purpose of Section 13(d)(3) of the Exchange Act, other than the Guarantor or its Subsidiaries, becomes the beneficial owner, directly or indirectly, of more than 50% of the then outstanding number of shares of the Guarantor’s Voting Stock; provided, however, that a person shall not be deemed the beneficial owner of, or to own beneficially, (A) any securities tendered pursuant to a tender or exchange offer made by or on behalf of such person or any of such person’s Affiliates until such tendered securities are accepted for purchase or exchange thereunder, or (B) any securities if such beneficial ownership (i) arises solely as a result of a revocable proxy delivered in response to a proxy or consent solicitation made pursuant to the applicable rules and regulations under the Exchange Act, and (ii) is not also then reportable on Schedule 13D (or any successor schedule) under the Exchange Act. Notwithstanding the foregoing, a transaction will not be considered to be a Change of Control if (A) the Guarantor becomes a direct or indirect wholly owned subsidiary of another Person and (B) either (i) the shares of the Guarantor’s Voting Stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of such Person immediately after giving effect to such transaction or (ii) immediately following such transaction, no person (other than a person satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of more than 50% of the Voting Stock of such Person.

“Change of Control Offer” has the meaning set forth in Section 4.04(a).

“Change of Control Payment Date” has the meaning set forth in Section 4.04(a).

“Change of Control Repurchase Event” means the occurrence of both a Change of Control and a Rating Event.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company” means the party named as such in this First Supplemental Indenture until a successor replaces it pursuant to the Indenture and thereafter means the successor.

“Common Depositary” means the, the common depositary with respect to a Global Note (as appointed by Euroclear and Clearstream), or any successor Person thereto and will initially be U.S. Bank Europe DAC.

“Comparable Government Bond” means, in relation to any Comparable Government Bond Rate calculation, at the discretion of an independent investment bank selected by the Company, a German federal government bond whose maturity is closest to the maturity of the Notes to be redeemed, assuming for such purpose that the Notes to be redeemed matured on the Par Call Date, or if such independent investment bank in its discretion determines that such similar bond is not in issue, such other German federal government bond as such independent investment bank may, with the advice of three brokers of, and/or market makers in, German federal government bonds selected by the Issuer, determine to be appropriate for determining the Comparable Government Bond Rate.

“Comparable Government Bond Rate” means the yield to maturity, expressed as a percentage (rounded to three decimal places, 0.0005 being rounded upwards), on the third Business Day prior to the date fixed for redemption, of the applicable Comparable Government Bond on the basis of the middle market price of such Comparable Government Bond prevailing at 11:00 a.m. (London time) on such Business Day as determined by the Company.

“Corporate Trust Office” means the designated office of the Trustee at which at any time its corporate trust business relating to this First Supplemental Indenture shall be administered, which office at the date hereof is located at 1505 Energy Park Drive, St. Paul, MN 55108, United States of America, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor trustee (or such other address as such successor trustee may designate from time to time by notice to the Holders and the Company).

“Definitive Note” means a certificated Note.

“Depositary” means Clearstream, Euroclear, or any successor designated by the Company pursuant to the Indenture.

“Exchange Act” means the U.S. Securities Exchange Act of 1934.

“Fitch” means Fitch Ratings, Inc. and its subsidiaries, or any successor thereto.

“Global Note” has the meaning set forth in Section 2.01(b)(i).

“Global Notes Legend” means the legend set forth in Section 2.02(d)(i).

“Indenture” has the meaning specified in the recitals of this First Supplemental Indenture.

“Initial Notes” has the meaning set forth in Section 3.01(b).

“Interest Payment Date,” when used with respect to any Note, means the Stated Maturity of an installment of interest on such Note.

“Investment Grade Rating” means a rating of BBB- or better by Fitch (or its equivalent under any successor Rating Categories of Fitch); a rating of BBB- or better by S&P (or its equivalent under any successor Rating Categories of S&P); and the equivalent investment grade credit rating from any additional Rating Agency or Rating Agencies selected by the Guarantor.

“Notes” has the meaning specified in the recitals of this First Supplemental Indenture.

“Notes Custodian” means the custodian with respect to a Global Note, the Common Depositary (as appointed by Euroclear and Clearstream), or any successor Person thereto and will initially be U.S. Bank Europe DAC.

“Par Call Date” means, with respect to the Notes, October 24, 2030 (the date that is one month prior to the Stated Maturity of the principal of the Notes).

“principal” of a Note means the principal amount of the Note.

“Rating Agency” means (1) each of Fitch and S&P, so long as such entity makes a rating of the Notes publicly available; and (2) if either of Fitch or S&P ceases to rate the Notes or fails to make a rating of the Notes publicly available, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act, selected by the Guarantor (as certified by a resolution of the Board of Directors) as a replacement agency for Fitch or S&P, or both, as the case may be.

“Rating Category” means (i) with respect to S&P or Fitch, any of the following categories: BBB, BB, B, CCC, CC, C and D (or equivalent successor categories); and (ii) the equivalent of any such category of Fitch or S&P used by another Rating Agency. In determining whether the rating of the Notes has decreased by one or more gradations, gradations within rating categories (+ and − for S&P and Fitch; or the equivalent gradations for another Rating Agency) shall be taken into account (e.g., with respect to S&P and Fitch, a decline in a rating from BB+ to BB, as well as from BB− to B+, will constitute a decrease of one gradation).

“Rating Event” means, with respect to a Series of Notes, the rating on such Series of Notes is lowered by both Rating Agencies and such Notes are rated below an Investment Grade Rating by both Rating Agencies, in any case on any day during the period (which period will be extended so long as the rating of such Series of Notes is under publicly announced consideration for a possible downgrade by any of the Rating Agencies) commencing upon the first public notice of the occurrence of a Change of Control or the Company’s intention to effect a Change of Control and ending 60 days following the consummation of the Change of Control; provided, however, a Rating Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Rating Event) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the Guarantor in writing at the Guarantor’s or the Company’s request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the reduction).

“Redemption Date,” with respect to any Note or portion thereof to be redeemed, means the date fixed for such redemption by or pursuant to the Indenture or such Note.

“Regular Record Date,” for the interest payable on any Interest Payment Date on the Notes of any Series, means the close of business on the date that is fifteen (15) calendar days prior to the date on which interest is scheduled to be paid, regardless of whether such date is a Business Day; provided that, if any of the Notes are held by a securities depositary in book-entry form, the Record Date for those Notes will be the close of business on the Business Day immediately preceding the date on which interest is scheduled to be paid.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw- Hill Companies, Inc., or any successor thereto.

“First Supplemental Indenture” has the meaning specified in the recitals of this First Supplemental Indenture.

“Stated Maturity” means, when used with respect to any Note or any installment of principal thereof or interest thereon, the date specified in such Note as the fixed date on which the principal of such Note or such installment of principal or interest is due and payable.

“Underwriting Agreement” means the Underwriting Agreement, dated as of November 18, 2025, among the Guarantor, the Company and the several underwriters listed on Schedule A thereto.

Section 1.02          Conflicts with Base Indenture. In the event that any provision of this First Supplemental Indenture limits, qualifies or conflicts with a provision of the Base Indenture, such provision of this First Supplemental Indenture shall control.

ARTICLE II
Form of Notes

Section 2.01          Form of Notes.

(a)            The Notes will be issued in the form of one or more permanent global notes (the “Global Notes”) in definitive, fully registered, book-entry form without coupons. The Global Notes will be deposited with the Common Depositary (and registered in the name of the Common Depositary or its nominee) for, and in respect of interests held through, Clearstream and Euroclear. The Company will execute and the Trustee will authenticate and deliver initially one or more Global Notes registered in the name of a nominee of, and deposited with the Common Depositary.

(b)            The Notes will be substantially in the form of Exhibit A attached hereto (other than, with respect to any Additional Notes, changes related to issue date, issue price and, under some circumstances, the first Interest Payment Date thereof or the date from which interest first accrues thereon). The Notes and Guarantee may have notations, legends or endorsements required by law, rule or usage to which the Company is subject. Each Note will be dated the date of its authentication. The Initial Notes will be offered and sold by the Company pursuant to the Underwriting Agreement. The aggregate principal amount of the Global Notes may from time to time be increased or decreased by adjustments made on the records of the Registrar and Euroclear and/or Clearstream or their nominee.

(c)            Except as provided in Section 2.15(b), owners of beneficial interests in Global Notes will not be entitled to receive physical delivery of Definitive Notes.

(d)            The terms and provisions contained in the Notes will constitute, and are expressly made, a part of this Supplemental Indenture and, to the extent applicable, the Company, the Guarantor and the Trustee, by their execution and delivery of this Supplemental Indenture, expressly agree to such terms and provisions and agree to be bound thereby. If there is any conflict between the terms of the Notes and this Supplemental Indenture, the terms of this Supplemental Indenture will govern.

(e)            Except as provided in the Base Indenture, owners of beneficial interests in Global Notes shall not be entitled to receive physical delivery of Definitive Notes.

Section 2.02          Special Transfer Provisions.

(a)            Transfer and Exchange of Definitive Securities. When Definitive Securities are presented to the Registrar with a request:

(i)            to register the transfer of such Definitive Securities; or

(ii)           to exchange such Definitive Securities for an equal principal amount of Definitive Securities of other authorized denominations,

the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Securities surrendered for transfer or exchange:

(A) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, duly executed by the Holder thereof or its attorney duly authorized in writing; and

(B) are accompanied by the following additional information and documents, as applicable: (x) if such Definitive Securities are being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect; or (y) if such Definitive Securities are being transferred to the Company, a certification to that effect (in each case in the form set forth on the reverse side of the Initial Note).

(b)            Restrictions on Transfer of a Definitive Note for a Beneficial Interest in a Global Note. A Definitive Note may not be exchanged for a beneficial interest in a Global Note except upon satisfaction of the requirements set forth below.  Upon receipt by the Trustee of a Definitive Securities, duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, together with written instructions directing the Trustee to make, or to direct the Notes Custodian to make, an adjustment on its books and records with respect to such Global Note to reflect an increase in the aggregate principal amount of the Notes represented by the Global Note, such instructions to contain information regarding the account to be credited with such increase, then the Trustee shall cancel such Definitive Note and cause, or direct the Notes Custodian to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Notes Custodian, the aggregate principal amount of Notes represented by the Global Note to be increased by the aggregate principal amount of the Definitive Security to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Global Note equal to the principal amount of the Definitive Note so canceled.  If no Global Notes are then outstanding and the Global Note has not been previously exchanged for Definitive Notes pursuant to this Indenture, the Company shall issue and the Trustee shall authenticate, upon receipt of an order from the Company, a new Global Note in the appropriate principal amount.

(c)            Transfer and Exchange of Global Notes.

(i)            The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depositary, in accordance with this First Supplemental Indenture (including applicable restrictions on transfer set forth herein, if any) and the applicable procedures therefor.  A transferor of a beneficial interest in a Global Note shall deliver a written or electronic order given in accordance with the applicable procedures containing information regarding the participant account of the Depositary to be credited with a beneficial interest in such Global Note or another Global Note and such account shall be credited in accordance with such order with a beneficial interest in the applicable Global Note and the account of the Person making the transfer shall be debited by an amount equal to the beneficial interest in the Global Note being transferred.

(ii)            If the proposed transfer is a transfer of a beneficial interest in one Global Note to a beneficial interest in another Global Note, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Note to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of the Global Note from which such interest is being transferred.

(iii)            Notwithstanding any other provisions of this First Supplemental Indenture (other than the provisions set forth in Section 2.15 of the Base Indenture), a Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor to the Depositary or a nominee of such successor to the Depositary.

(d)            Legend.

(i)            Each Note certificate evidencing the Global Notes (and all Notes that are Global Notes issued in exchange therefor or in substitution thereof) will contain a legend substantially to the following effect (each defined term in the legend being defined as such for purposes of the legend only):

“THIS GLOBAL SECURITY IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS SECURITY) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE HOLDERS OF BENEFICIAL INTERESTS HEREIN, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES, EXCEPT THAT (I) THE TRUSTEE MAY MAKE ANY SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO THE INDENTURE, (II) THIS GLOBAL SECURITY MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06 OF THE BASE INDENTURE, (III) THIS GLOBAL SECURITY MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO THE INDENTURE AND (IV) THIS GLOBAL SECURITY MAY BE TRANSFERRED AS A WHOLE, BUT NOT IN PART, TO THE DEPOSITARY, ITS SUCCESSORS OR THEIR RESPECTIVE NOMINEES.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF EUROCLEAR BANK SA/NV, AS OPERATOR OF THE EUROCLEAR SYSTEM (“EUROCLEAR”) AND CLEARSTREAM BANKING S.A. (“CLEARSTREAM” AND TOGETHER WITH EUROCLEAR, “EUROCLEAR/CLEARSTREAM”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF USB NOMINEES (UK) LIMITED OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF EUROCLEAR/CLEARSTREAM (AND ANY PAYMENT IS MADE TO USB NOMINEES (UK) LIMITED OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF EUROCLEAR/CLEARSTREAM), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, USB NOMINEES (UK) LIMITED, HAS AN INTEREST HEREIN.”

(e)            Cancellation or Adjustment of Global Note.  At such time as all beneficial interests in a Global Note have either been exchanged for Definitive Securities, transferred, redeemed, repurchased or canceled, such Global Note shall be returned by the Depositary to the Trustee and the Paying Agent for cancellation or retained and canceled by the Trustee and the Paying Agent.  At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for Definitive Securities, transferred in exchange for an interest in another Global Note, redeemed, repurchased or canceled, the principal amount of Notes represented by such Global Note shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Notes Custodian for such Global Note) with respect to such Global Note, by the Trustee or the Notes Custodian, to reflect such reduction.

(f)            Prior to the due presentation for registration of transfer of any Note, the Company, the Trustee, the Paying Agent and the Registrar may deem and treat the person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Company, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.

(g)            All Notes issued upon any transfer or exchange pursuant to the terms of this First Supplemental Indenture shall evidence the same debt and shall be entitled to the same benefits under the Indenture as the Notes surrendered upon such transfer or exchange.

Section 2.03          Additional Amounts.

(a)            All payments of principal and interest in respect of the Notes by the Company or, in the case of the Guarantee, the Guarantor, or by a paying agent on the Company’s or the Guarantor’s behalf, will be made free and clear of, and without deduction or withholding for or on account of, any present or future taxes, duties, assessments or other similar governmental charges (collectively, “Taxes”) imposed or levied by the Netherlands, the United States or any other jurisdiction in which the Company or the Guarantor may be organized, engaged in business for tax purposes or resident for tax purposes, or any political subdivision or taxing authority thereof or therein (a “Taxing Jurisdiction”), unless such deduction or withholding is required by law or the official interpretation or administration thereof.

(b)            In the event such deduction or withholding for Taxes is so required, subject to the exceptions and limitations described in this Section 2.03, the Company will pay such additional amounts (the “Additional Amounts”) on the Notes as may be necessary to ensure that the net amount received by any Holder, after withholding or deduction for such Taxes, will be equal to the amount such Holder would have received in the absence of such deduction or withholding.

(c)            No Additional Amounts will be payable with respect to any Taxes if such Taxes are imposed, withheld, deducted or levied for reasons unrelated to the Holder’s or beneficial owner’s ownership or disposition of Notes, nor will Additional Amounts be payable for or on account of:

(i)            any Taxes which would not have been so imposed, withheld, deducted or levied but for:

(A)            the existence of any present or former connection between the Holder or beneficial owner (or between a fiduciary, settlor, beneficiary, member or shareholder or other equity owner of, or a person having a power over, such Holder or beneficial owner, if such Holder or beneficial owner is an estate, a trust, a limited liability company, a partnership, a corporation or other entity) and the relevant Taxing Jurisdiction, including, without limitation, such Holder or beneficial owner (or such fiduciary, settlor, beneficiary, member, shareholder or other equity owner or person having such a power) being or having been a citizen or resident or treated as a resident of the relevant Taxing Jurisdiction, being or having been engaged in a trade or business in the relevant Taxing Jurisdiction, being or having been present in the relevant Taxing Jurisdiction, having or having had a permanent establishment in the relevant Taxing Jurisdiction, or being an entity that is deemed affiliated (gelieerd) with the Company within the meaning of article 1.2, paragraph 1, subparagraph c of the Dutch Withholding Tax Act 2021 (Wet bronbelasting 2021) but excluding, in each case, any connection arising solely from the acquisition, ownership, enforcement, or holding of a Note or the receipt of any payment in respect thereof;

(B)            the failure of the Holder or beneficial owner to comply with a written request made by the Company, any of its Affiliates or agents or any applicable withholding agent to the Holder or beneficial owner for any applicable certification, information, documentation or other reporting requirement, if compliance is required under the tax laws and regulations of the relevant Taxing Jurisdiction or any taxing authority thereof or therein or by an applicable income tax treaty to which the relevant Taxing Jurisdiction is a party as a precondition to exemption from such Taxes; or

(C)            the Holder’s or beneficial owner’s present or former status as a personal holding company or a foreign personal holding company with respect to the United States, as a controlled foreign corporation with respect to the United States, as a passive foreign investment company with respect to the United States, as a foreign tax-exempt organization with respect to the United States or as a corporation that accumulates earnings to avoid United States federal income tax;

(ii)           any Taxes which would not have been imposed, withheld, deducted or levied but for the failure of the Holder or beneficial owner to meet the requirements (including the certification requirements) of Section 871(h) or Section 881(c)(3)(C) of the Code;

(iii)          any Taxes which would not have been imposed, withheld, deducted or levied but for the presentation by the Holder or beneficial owner of such Note for payment on a date more than thirty (30) days after the date on which such payment became due and payable or the date on which payment of the Note is duly provided for and notice is given to Holders, whichever occurs later;

(iv)         any estate, inheritance, gift, sales, excise, transfer, capital gains, personal property, wealth or similar Taxes;

(v)          any Taxes which are payable other than by withholding or deducting from a payment of principal of or interest on such Note;

(vi)          any Taxes which are imposed, withheld, deducted or levied with respect to, or payable by, a Holder that is not the beneficial owner of the Note, or a portion of the Note, or that is a fiduciary, partnership, limited liability company or other similar entity, but only to the extent that a beneficial owner, a beneficiary or settlor with respect to such fiduciary or member of such partnership, limited liability company or similar entity would not have been entitled to the payment of an Additional Amount had such beneficial owner, settlor, beneficiary or member received directly its beneficial or distributive share of the payment;

(vii)         any Taxes required to be withheld or deducted by any paying agent from any payment on any Note, if such payment can be made without such withholding or deduction by at least one other paying agent;

(viii)        any Taxes imposed, withheld, deducted or levied under Sections 1471 through 1474 of the Code (or any amended or successor provisions), any current or future regulations or official interpretations thereof (“FATCA”), any agreement (including any intergovernmental agreement) entered into in connection therewith or any law, regulation or other official guidance enacted in any jurisdiction implementing FATCA or an intergovernmental agreement in respect of FATCA;

(ix)          any Taxes that would not have been imposed, withheld, deducted or levied but for a change in any law, treaty, regulation, or administrative or judicial interpretation that becomes effective after the applicable payment becomes due or is duly provided for, whichever occurs later;

(x)           a Tax deduction on account of Tax imposed by the Netherlands pursuant to the Dutch Withholding Tax Act 2021 (Wet bronbelasting 2021); or

(xi)          any combination of items (i), (ii), (iii), (iv), (v), (vi), (vii), (viii), (ix) and (x).

(d)            For purposes of this Section 2.03 and Section 4.03 the term “United States” means the United States of America, any state thereof and the District of Columbia.

(e)            Any reference in the Indenture or in the Notes to principal or interest will be deemed to refer also to Additional Amounts which may be payable under the provisions of this Section 2.03.

(f)            Except as specifically provided in the Notes, neither the Company nor the Guarantor will be required to make any payment with respect to any tax, duty, assessment or other governmental charge imposed by any government or any political subdivision or taxing authority.

ARTICLE III
The Notes

Section 3.01          Amount; Series; Terms.

(a)            There is hereby created and designated one Series of Securities under the Base Indenture: the title of the Notes shall be “3.750% Notes due 2030.” The changes, modifications and supplements to the Base Indenture effected by this First Supplemental Indenture shall be applicable only with respect to, and govern the terms of, the Notes and shall not apply to any other Series of Securities that may be issued under the Base Indenture unless a supplemental indenture or Authorizing Resolution with respect to such other Series of Securities or Officer’s Certificate establishing such Series of Securities specifically incorporates such changes, modifications and supplements.

(b)            The aggregate principal amount of Notes that initially may be authenticated and delivered under this First Supplemental Indenture (the “Initial Notes”) shall be limited to €500,000,000, subject to increase as set forth in Section 3.04.

(c)            The Stated Maturity of the Notes, on which principal thereof is due and payable, shall be November 24, 2030. The Notes shall be payable and may be presented for payment at the office of the Company maintained for such purpose, which shall initially be the office of the Paying Agent maintained for that purpose at Block F1, Cherrywood Business Park, Cherrywood, Dublin 18, D18 W2X7, Ireland. The Notes may be presented for purchase, redemption, registration of transfer and exchange at the office of the Company maintained for such purpose, which shall initially be the Corporate Trust Office of the Trustee.

(d)            The Notes shall accrue interest at the rate of 3.750% per year, beginning on November 24, 2025 or from the most recent date to which interest has been paid or duly provided for, as further provided in the form of Notes annexed hereto as Exhibit A. Interest on the Notes shall be computed on the basis of the actual number of days in the period for which interest is being calculated, and including the last date on which interest was paid or duly provided (or from the issue date, if no interest has been paid on the Notes), but excluding the next following Interest Payment Date. The Interest Payment Date for the Notes shall be November 24 of each year, beginning on November 24, 2026, payable to the Holder as of the Regular Record Date, respectively; provided that upon the Stated Maturity of the principal of the Notes, interest shall be payable on such Stated Maturity from the most recent date to which interest has been paid or duly provided, and shall include the required payment of principal or premium, if any. If any Interest Payment Date, Stated Maturity or other payment date with respect to the Notes is not a Business Day, the required payment of principal, premium, if any, or interest will be due on the next succeeding Business Day as if made on the date that such payment was due, and no interest will accrue on that payment for the period from and after that Interest Payment Date, Stated Maturity or other payment date, as the case may be, to the date of that payment on the next succeeding Business Day.

(e)            The Notes of each Series will be initially issued in the form of one or more Global Notes, deposited with the Common Depositary, as Notes Custodian, or its nominee, duly executed by the Company and authenticated by the Trustee as provided in the Base Indenture.

(f)            Payment of principal of and premium, if any, and interest on a Global Note registered in the name of or held by the Depositary or its nominee will be made in immediately available funds to the Depositary or its nominee, as the case may be, as the Holder of such Global Note. If the Notes are no longer represented by a Global Note, payment of interest on certificated Notes in definitive form may, at the Company’s option, be made by (i) check mailed directly to Holders of such Notes at their registered addresses or (ii) upon request of any Holder of at least €1,000,000 principal amount of Notes, wire transfer to an account located in the United States maintained by the payee.

Section 3.02          Denominations and Currency. The Notes of each Series shall be issuable only in registered form in minimum denominations of €100,000 and integral multiples of €1,000 in excess thereof.

Payments of principal, interest and Additional Amounts, if any, in respect of the Notes or the Guarantee, as applicable, will be payable in euros. If the euro is unavailable to the Company or the Guarantor due to the imposition of exchange controls or other circumstances beyond the Company’s or the Guarantor’s control, then all payments in respect of the Notes or the Guarantee, as applicable, will be made in U.S. dollars until the euro is again available to the Company or the Guarantor or so used. The amount payable on any date in euros will be converted into U.S. dollars at the rate mandated by the U.S. Federal Reserve Board as of the close of business on the second Business Day prior to the relevant payment date or, in the event the U.S. Federal Reserve Board has not mandated a rate of conversion, on the basis of the then most recent U.S. dollar/euro exchange rate published in the Wall Street Journal on or prior to the second Business Day prior to the relevant payment date or, in the event the Wall Street Journal has not published such exchange rate, the rate will be determined by the Guarantor in its sole discretion on the basis of the most recently available market exchange rate for euro. Any payment in respect of the Notes so made in U.S. dollars will not constitute an event of default under the Notes or the Indenture. Neither the Trustee nor the Paying Agent will have any responsibility for any calculation or conversion in connection with the foregoing.

Section 3.03          Book-entry Provisions for Global Securities. Except for the circumstances described in Article 2 of the Base Indenture, no Global Note may be exchanged in whole or in part for Notes registered, and no transfer of a Global Note in whole or in part may be registered, in the name of any Person other than the Depositary for such Global Note or a nominee thereof.

Section 3.04          Additional Notes. The Company may, without notice to or the consent of the Holders of the Notes, create and issue pursuant to the Indenture additional Notes (“Additional Notes”) having the same terms as, and ranking equally and ratably with, the Notes in all respects, except for the issue date, the public offering price and, if applicable, the payment of interest accruing prior to the issue date of such Additional Notes and the first payment of interest following the issue date of such Additional Notes; provided that if such Additional Notes are not fungible with the Notes for U.S. federal income tax purposes, such Additional Notes will have a separate CUSIP/ISIN/Common Code number. Such Additional Notes may be consolidated and form a single Series with, and will have the same terms as to ranking, redemption, waivers, amendments or otherwise as, the Notes, and will vote together as one class on all matters with respect to the Notes.

Section 3.05          Guarantee. The Notes and the Company’s obligations under the Indenture are fully and unconditionally guaranteed by the Guarantor pursuant to Article 12 of the Base Indenture.

ARTICLE IV
Redemption or Repurchase of Securities

Section 4.01          Applicability of Base Indenture. Subject to Section 1.02 hereof, the provisions of Article 3 of the Base Indenture, as supplemented by the provisions of this First Supplemental Indenture, shall apply to redemptions of the Notes pursuant to Section 4.02 hereof.

Section 4.02          Optional Redemption.

(a)            Prior to the Par Call Date, the Company may redeem the Notes at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(i)            (a) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed discounted to the applicable Redemption Date (assuming the Notes to be redeemed matured on the Par Call Date) on an annual basis (ACTUAL/ACTUAL (ICMA)) at the applicable Comparable Government Bond Rate plus 25 basis points for the Notes less (b) interest accrued to, but excluding, the applicable date of redemption, and

(ii)           100% of the principal amount of the Notes to be redeemed,

plus, in either case, accrued and unpaid interest on the principal amount of the Notes to be redeemed to, but excluding, the applicable Redemption Date.

(b)            On or after the Par Call Date, the Company may redeem the Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest thereon to, but excluding, the applicable Redemption Date.

(c)            The Company’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

(d)            If fewer than all of the Notes are to be redeemed, the Paying Agent will select the particular notes or portions thereof for redemption from the outstanding Notes not previously called, pro rata or by lot, or in such other manner as the Company will direct each in accordance with the Depositary’s procedures.

(e)            Unless the Company defaults in payment of the redemption price, on and after any Redemption Date, interest will cease to accrue on the Notes, or portions thereof, called for redemption.

(f)            Any notice of redemption may, at the Company’s discretion, be subject to one or more conditions precedent with respect to completion of a corporate transaction (including, but not limited to, any merger, acquisition, disposition, asset sale or corporate restructuring or reorganization) or financing (including, but not limited to, any incurrence of indebtedness (or entering into a commitment with respect thereto), sale and leaseback transaction, issuance of securities, equity offering or contribution, liability management transaction or other capital raise) and may be given prior to the completion thereof. If a redemption is subject to satisfaction of one or more conditions precedent, the notice shall describe each condition, and the notice may be rescinded in the event that any or all of the conditions shall not have been satisfied on or prior to the Redemption Date. Any notice of redemption may provide that payment of the redemption price and the Company’s obligations with respect to the redemption may be performed by another person.

Section 4.03          Redemption for Tax Reasons.

(a)            The Company may redeem the Notes at its option, in whole but not in part, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, together with any accrued and unpaid interest on the Notes to be redeemed to, but excluding, the Redemption Date, at any time, if:

(i)            the Company or the Guarantor have or will become obliged to pay Additional Amounts with respect to the Notes as a result of any change in, or amendment to, the laws, regulations, treaties, or rulings of a Taxing Jurisdiction affecting taxation, or any change in, or amendment to, the official application, official interpretation, administration or enforcement of such laws, regulations, treaties or rulings (including a holding by a court of competent jurisdiction in a Taxing Jurisdiction), which change or amendment is enacted, adopted, announced or becomes effective on or after November 18, 2025; or

(ii)           on or after November 18, 2025, any action is taken by a taxing authority of, or any action has been brought in a court of competent jurisdiction in, a Taxing Jurisdiction or any taxing authority thereof or therein, including any of those actions specified in Section 4.03(a)(i) above, whether or not such action was taken or brought with respect to the Company or the Guarantor, or there is any change, amendment, clarification, application or interpretation of such laws, regulations, treaties or rulings, which in any such case, will result in a material probability that the Company or the Guarantor will be required to pay Additional Amounts with respect to the Notes (it being understood that such material probability will be deemed to result if the written opinion of independent tax counsel described in Section 4.03(c)(ii) below to such effect is delivered to the Trustee and the Paying Agent).

(b)            Notice of any such redemption will be mailed, or delivered electronically if held by any depositary in accordance with such depositary’s customary procedures, at least ten (10) days but not more than sixty (60) days before the redemption date to each Holder of Notes to be redeemed; provided that the notice of redemption will not be given earlier than ninety (90) days before the earliest date on which the Company would be obligated to pay such Additional Amounts if a payment in respect of the Notes to be redeemed was then due. Such notice, once delivered by the Company, will be irrevocable. Any notice of redemption may provide that payment of the redemption price and the Company’s obligations with respect to the redemption may be performed by another Person.

(c)            Prior to the mailing or delivery of any notice of redemption pursuant to this Section 4.03, the Company will deliver to the Trustee and the Paying Agent:

(i)            a certificate signed by one of the Company’s Officers stating that the Company is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the Company’s right to so redeem have occurred, and

(ii)            a written opinion of independent tax counsel of nationally recognized standing to the effect that the Company or the Guarantor have or will become obligated to pay such Additional Amounts as a result of a change or amendment described in Section 4.03(a)(i) above or that there is a material probability that the Company or the Guarantor will be required to pay Additional Amounts as a result of an action, change, amendment, clarification, application or interpretation described in Section 4.03(a)(ii) above, as the case may be.

Section 4.04          Repurchase of Notes Upon a Change of Control.

(a)            If a Change of Control Repurchase Event occurs with respect to the Notes, unless the Company has exercised its right to redeem such Notes as described in Section 4.02 or Section 4.03 of this First Supplemental Indenture, the Company is required to make an offer (the “Change of Control Offer”) to each Holder of the Notes to repurchase all or any part (in excess of €100,000 and in integral multiples of €1,000) of that Holder’s Notes, at a repurchase price in cash equal to 101% of the aggregate principal amount of the Notes repurchased plus any accrued and unpaid interest on the Notes repurchased to, but excluding, the date of repurchase. Within 30 days following any Change of Control Repurchase Event with respect to the Notes or, at the option of the Company, prior to any Change of Control, but after the public announcement of the transaction that constitutes or may constitute a Change of Control, the Company will electronically deliver or mail a notice to each Holder of the applicable Series of Notes, with a copy to the Trustee and Paying Agent, describing the transaction or transactions that constitute or may constitute the Change of Control Repurchase Event and offering to repurchase the Notes on the payment date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is electronically delivered or mailed (the “Change of Control Payment Date”). The notice shall, if electronically delivered or mailed prior to the date of consummation of the Change of Control, state that the offer to purchase is conditioned on a Change of Control Repurchase Event occurring on or prior to the Change of Control Payment Date.

(b)            On the Change of Control Payment Date, the Company will, to the extent lawful:

(i)            accept for payment all the Notes or portions of the Notes properly tendered pursuant to the Change of Control Offer;

(ii)            deposit with the Paying Agent an amount equal to the aggregate purchase price in respect of all the Notes or portions of the Notes properly tendered; and

(iii)          deliver or cause to be delivered to the Trustee and the Paying Agent the Notes properly accepted, together with an Officer’s Certificate stating the aggregate principal amount of Notes being purchased by the Company.

(c)            The Paying Agent will promptly deliver to each Holder of Notes properly tendered payment for such Notes, and the Trustee will promptly authenticate and deliver (or cause to be transferred by book-entry) to each Holder a new Note equal in principal amount to any unpurchased portion of any Notes surrendered.

(d)           The Company is not required to make an offer to repurchase Notes in connection with a Change of Control Repurchase Event if the Guarantor or a third party makes such an offer in the manner and at the times and otherwise in compliance with the requirements hereunder for such an offer made by the Guarantor or the Company, and the Guarantor or such third party purchases all Notes validly tendered and not withdrawn under its offer.

(e)            If Holders of not less than 90% in aggregate principal amount of the outstanding Notes validly tender and do not withdraw such Notes in an offer to repurchase the Notes in connection with a Change of Control Repurchase Event and the Company purchases all of the Notes validly tendered and not withdrawn by such Holders, the Company will have the right, upon not less than ten (10) nor more than sixty (60) days’ prior written notice to the Holders of Notes, the Paying Agent and the Trustee, given not more than 30 days following the Change of Control Payment Date, to redeem all Notes that remain outstanding following such purchase at a redemption price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest to, but excluding, the Redemption Date.

(f)            The Company will comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder, to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Repurchase Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Repurchase Event provisions of the Indenture or the Notes, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.04 or the Notes by virtue of compliance with such securities laws and regulations.

(g)            Notwithstanding anything to the contrary in the Indenture or otherwise, for the avoidance of doubt, the Company’s obligation to repurchase Notes upon a Change of Control Repurchase Event may be waived by the Holders of not less than a majority in aggregate principal amount of the outstanding Notes of the applicable Series affected by such waiver.

ARTICLE V
Covenants, Defaults and Remedies

Section 5.01          Covenants. Article 4 and Article 5 of the Base Indenture shall apply to the Notes.

Section 5.02          Defaults and Remedies. Article 6 of the Base Indenture shall apply to the Notes.

ARTICLE VI
Miscellaneous

Section 6.01          Confirmation of Indenture. The Base Indenture, as supplemented and amended by this First Supplemental Indenture, is in all respects ratified and confirmed, and the Base Indenture and this First Supplemental Indenture shall be read, taken and construed as one and the same instrument.

Section 6.02          Counterparts. The parties hereto may sign any number of copies of this First Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. Signatures of the parties hereto transmitted by facsimile or other electronic transmission shall be deemed to be their original signatures for all purposes. This First Supplemental Indenture shall be valid, binding, and enforceable against a party (subject to applicable bankruptcy, insolvency, fraudulent transfer, fraudulent conveyance, reorganization, moratorium and other laws now or hereinafter in effect affecting creditors’ rights or remedies generally and to general principles of equity (including standards of materiality, good faith, fair dealing and reasonableness), whether considered in a proceeding at law or at equity) only when executed and delivered by an authorized individual on behalf of the party by means of (i) any electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, including relevant provisions of the NYUCC (collectively, “Signature Law”); (ii) an original manual signature; or (iii) a faxed, scanned, or (only in the case of the Guarantor) photocopied manual signature. Each electronic signature or faxed, scanned, or (only in the case of the Guarantor) photocopied manual signature shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or (only in the case of the Guarantor) photocopied manual signature, or other electronic signature, of any party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. For avoidance of doubt, original manual signatures shall be used for execution or indorsement of writings when required under the NYUCC or other Signature Law due to the character or intended character of the writings.

Section 6.03          Governing Law. This First Supplemental Indenture and the Notes of each Series shall be governed by and construed in accordance with the laws of the State of New York.

Section 6.04          Waiver of Jury Trial. EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS FIRST SUPPLEMENTAL INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.

Section 6.05         Jurisdiction. The Company and the Trustee, and each Holder of a Note by its acceptance thereof, hereby (i) irrevocably submit to the non-exclusive jurisdiction of any federal or state court sitting in the Borough of Manhattan, the city of New York, over any suit, action or proceeding arising out of or relating to this First Supplemental Indenture and (ii) to the fullest extent permitted by applicable law, irrevocably waive and agree not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

Section 6.06         Recitals by the Company. The recitals in this First Supplemental Indenture are made by the Company only and not by the Trustee, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this First Supplemental Indenture or of the Notes. The Trustee shall not be accountable for the use or application by the Company of the Notes or the proceeds thereof. All of the provisions contained in the Base Indenture in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect of the Notes and of this First Supplemental Indenture as fully and with like effect as if set forth herein in full.

[the remainder of this page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the date first written above.

GXO LOGISTICS CAPITAL B.V., as Company

By:	/s/ Michael Shea
Name: Michael Shea
Title: Director

GXO LOGISTICS, INC., as Guarantor

By:	/s/ Baris Oran
Name: Baris Oran
Title: Chief Financial Officer

[Signature Page - GXO Capital First Supplemental Indenture]

COMPUTERSHARE TRUST COMPANY, N.A., as Trustee

By:	/s/ Nancy Chouanard
Name: Nancy Chouanard
Title: Vice President

[Signature Page - GXO Capital First Supplemental Indenture]

EXHIBIT A

[FORM OF 2030 NOTE]

[Global Notes Legend]

THIS GLOBAL SECURITY IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS SECURITY) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE HOLDERS OF BENEFICIAL INTERESTS HEREIN, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES, EXCEPT THAT (I) THE TRUSTEE MAY MAKE ANY SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO THE INDENTURE, (II) THIS GLOBAL SECURITY MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06 OF THE BASE INDENTURE, (III) THIS GLOBAL SECURITY MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO THE INDENTURE AND (IV) THIS GLOBAL SECURITY MAY BE TRANSFERRED AS A WHOLE, BUT NOT IN PART, TO THE DEPOSITARY, ITS SUCCESSORS OR THEIR RESPECTIVE NOMINEES.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF EUROCLEAR BANK SA/NV, AS OPERATOR OF THE EUROCLEAR SYSTEM (“EUROCLEAR”) AND CLEARSTREAM BANKING S.A. (“CLEARSTREAM” AND TOGETHER WITH EUROCLEAR, “EUROCLEAR/CLEARSTREAM”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF USB NOMINEES (UK) LIMITED OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF EUROCLEAR/CLEARSTREAM (AND ANY PAYMENT IS MADE TO USB NOMINEES (UK) LIMITED OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF EUROCLEAR/CLEARSTREAM), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, USB NOMINEES (UK) LIMITED, HAS AN INTEREST HEREIN.

[FORM OF NOTE]

GXO LOGISTICS CAPITAL B.V.

No. [ ]

CUSIP No.: 36273U AA5

ISIN No.: XS3238162716

Common Code No.: 323816271

€[ ]

3.750% Note due 2030

GXO LOGISTICS CAPITAL B.V., a private company with limited liability (vennootschap met beperkte aansprakelijkheid) incorporated under the laws of the Netherlands, having its corporate seat (statutaire zetel) at Eindhoven, the Netherlands, its registered office at Achtseweg Noord 27, 5651 GG Eindhoven, The Netherlands and registered with the trade register of the Chamber of Commerce (Kamer van Koophandel) under number 98594087, promises to pay to U.S. Bank Europe DAC, as Common Depositary for Euroclear Bank S.A./N.V. and Clearstream Banking S.A., or registered assigns, the principal sum of [ ] EUROS (or such other amount set forth on the Schedule of Increases or Decreases in Global Note attached hereto) on November 24, 2030.

Interest Payment Date: November 24, commencing November 24, 2026.

Record Date: [The close of business on the Business Day immediately preceding the date on which interest is scheduled to be paid]1[November 9].

Additional provisions of this Note are set forth on the other side of this Note.

1 To be included in any Global Note held by a depositary.

IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed.

GXO LOGISTICS CAPITAL B.V.

By:
Name:
Title:

Dated:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

COMPUTERSHARE TRUST COMPANY, N.A.
as Trustee, certifies that this is one of the Notes referred to in the Indenture.

By:
Authorized Signatory

Dated:

[FORM OF REVERSE SIDE OF NOTE]

3.750% Note Due 2030

GXO Logistics Capital B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of the Netherlands, having its corporate seat (statutaire zetel) at Eindhoven, the Netherlands, its registered office at Achtseweg Noord 27, 5651 GG Eindhoven, The Netherlands and registered with the trade register of the Chamber of Commerce (Kamer van Koophandel) under number 98594087 (together with its successors and assigns, the “Company”), issued this Note under the Indenture dated as of November 24, 2025 (as amended, modified or supplemented from time to time in accordance therewith, the “Base Indenture”), as supplemented by the First Supplemental Indenture dated as of November 24, 2025 (the “Supplemental Indenture” and together with the Base Indenture, the “Indenture”), by and between the Company and Computershare Trust Company, N.A., as trustee (in such capacity, the “Trustee”), to which reference is hereby made for a statement of the respective rights, obligations, duties and immunities thereunder of the Company, the Trustee and the Holders and of the terms upon which this Note is authorized and delivered. All terms used in this Note that are defined in the Indenture shall have the meanings assigned to them therein. If any terms of this Note conflicts with the terms of the Indenture, the terms of the Indenture shall govern and control.

1.            Interest. The Company promises to pay interest on the principal amount of this Note at the rate of 3.750% per year. The Company will pay interest annually in arrears on November 24 of each year (each, an “Interest Payment Date”), beginning on November 24, 2026, until the principal is paid or made available for payment. Interest on this Note will accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid, from the date of issuance to, but excluding, the applicable Interest Payment Date or Stated Maturity of the principal of the Note, as the case may be. Interest will be computed on the basis of the actual number of days in the period for which interest is being calculated. If any Interest Payment Date, Stated Maturity or other payment date with respect to the Notes is not a Business Day, the required payment of principal, premium, if any, or interest will be due on the next succeeding Business Day as if made on the date that such payment was due, and no interest will accrue on that payment for the period from and after that Interest Payment Date, Stated Maturity or other payment date, as the case may be, to the date of that payment on the next succeeding Business Day. This Note is fully and unconditionally guaranteed by the Guarantor, as provided in Article 12 of the Base Indenture and Section 3.05 of the Supplemental Indenture.

2.            Method of Payment. The Company will pay interest on this Note (except defaulted interest, if any, which will be paid on a special payment date to Holders of record on such special record date as may be fixed by the Company in accordance with Section 2.11 of the Base Indenture) to the persons in whose name this Note is registered at the close of business on the Regular Record Date immediately preceding the relevant Interest Payment Date. The Company will pay principal and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts, at the office or agency of the Company maintained for that purpose in accordance with the Indenture.

3.           Paying Agent. Initially, U.S. Bank Europe DAC will act as Paying Agent and U.S. Bank Trust Company, National Association will act as Registrar. The Company may have one or more co-Registrars and one or more additional paying agents. The Guarantor may at any time rescind the designation of any Registrar or Paying Agent or approve a change through which the Registrar or Paying Agent acts.

4.           Optional Redemption. This Note shall be redeemable at the option of the Company in accordance with Section 4.02 of the Supplemental Indenture.

5.           Redemption for Tax Reasons. This Note shall be redeemable at the option of the Company in accordance with Section 4.02 of the Supplemental Indenture.

6.           Offer to Repurchase Upon Change of Control Repurchase Event. The Company will be required to make a Change of Control Offer as and to the extent set forth in (and only in the circumstances described in) Section 4.04 of the Supplemental Indenture.

7.           Persons Deemed Owners. The registered Holder of this Note shall be treated as the owner of it for all purposes.

8.           Unclaimed Money. All amounts of principal of and premium, if any, and interest on this Note paid by the Company to the Trustee or Paying Agent that remain unclaimed for two years will be repaid to the Company, and the Holder of this Note will thereafter look solely to the Company for payment unless applicable abandoned property law designates another Person.

9.           Amendment, Supplement, Waiver. The Indenture or this Note may be amended or supplemented in accordance with the terms of the Indenture.

10.         Successor Person. When a successor Person assumes all the obligations of its predecessor under the Note and the Indenture, the predecessor Person will be released from those obligations, in accordance with and except as set forth in the Indenture.

11.         No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Company or the Guarantor shall not have any liability for any obligations of the Company or the Guarantor under the Note or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Note.

12.         Discharge of Indenture. The Indenture contains certain provisions pertaining to defeasance and discharge, which provisions shall for all purposes have the same effect as if set forth herein.

13.         Authentication. This Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the other side of this Note.

14.         Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= custodian), and U/G/M/A (= Uniform Gift to Minors Act).

15.         Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of New York.

16.         CUSIP/ISIN Numbers/Common Codes. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP, ISIN and/or Common Code numbers to be printed on this Note and has directed the Trustee to use CUSIP, ISIN and/or Common Code numbers in notices of repurchase as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on this Note or as contained in any notice of repurchase, and reliance may be placed only on the other identification numbers placed thereon.

17.         Indenture; Copies. The terms of this Note include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (“TIA”) as in effect on the date the Indenture is qualified. This Note is subject to all such terms, and Holders are referred to the Indenture and TIA for a statement of such terms. This Note is an unsecured, unsubordinated obligation of the Company and constitutes a Note in the series designated on the face hereof as the “3.750% Notes due 2030”, initially limited to €500,000,000 in aggregate principal amount. The Company will furnish to any Holder upon written request and without charge a copy of the Base Indenture and a copy of the Supplemental Indenture. Requests may be made to: GXO Logistics, Inc., Two American Lane, Greenwich, CT 06831, United States of America, Attention: Company Secretary.

ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to:

____________________________________________________

(Print or type assignee’s name, address and zip code)

____________________________________________________

(Insert assignee’s soc. sec., tax I.D. No. or other identifying number)

and irrevocably appoint            agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date: __________                                                                        Your Signature: ________________________

_____________________________________________________

Sign exactly as your name appears on the other side of this Note.

Signature Guarantee:

Date:
Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor program reasonably acceptable to the Trustee	Signature of Signature Guarantee

[TO BE ATTACHED TO GLOBAL NOTES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

The initial principal amount of this Global Note is €        . The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Notes Custodian

ACKNOWLEDGMENT OF GUARANTEE

Dated:

For value received, subject to and in accordance with the terms and conditions of Article 12 of the Indenture, the undersigned has guaranteed (the “Guarantee”) to the Holders of the accompanying Security and to the Trustee the full and punctual payment when due, whether at stated maturity, by acceleration, by redemption or otherwise, of all obligations of the Company under the Indenture and such Security, whether for payment of principal of, or interest on or premium, if any, on, such Security and all other monetary obligations of the Company under the Indenture and such Security. The Guarantee will not become effective until the Trustee or Authenticating Agent duly executes the certificate of authentication on such Security.

The obligations of the undersigned to the Holders and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth in Article 12 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Guarantee and all of the other provisions of the Indenture to which this Guarantee relates.

[signature page follows]

GXO LOGISTICS, INC.

By:
Name:
Title:

A-11